Exhibit 99.1

NEWS RELEASE

MATADOR RESOURCES COMPANY ANNOUNCES

STRATEGIC DELAWARE BASIN ACQUISITIONS AND

SUCCESSFUL WOODFORD EXPLORATION WELL RESULTS

DALLAS, Texas, July 23, 2026 -- Matador Resources Company (NYSE: MTDR) (“Matador” or the “Company”) announced today two of its catalysts for this year. First, a wholly-owned subsidiary of Matador has entered into a definitive agreement to acquire Paloma Permian LLC (“Paloma”), a portfolio company of EnCap Investments L.P. (“EnCap”), including certain proved undeveloped acreage and oil and natural gas producing properties located in Southeast New Mexico (the “Paloma Acquisition”). Subject to customary closing adjustments, the consideration for the Paloma Acquisition will consist of a cash payment of $1.275 billion. The Paloma Acquisition includes 16,235 net undeveloped acres in Eddy and Lea Counties, New Mexico and third quarter estimated production of approximately 11,100 barrels of oil equivalent (“BOE”) per day (57% oil). The Paloma Acquisition is expected to close in the fourth quarter of 2026.

Secondly, Matador agreed to acquire primarily undeveloped acreage in what it believes to be the heart of the Woodford play in West Texas and Southeast New Mexico from Ridge Runner Resources II, LLC (“Ridge Runner”), another portfolio company of EnCap (the “Ridge Runner Acquisition”). As a result of the Ridge Runner Acquisition, prior acreage additions and Matador’s ongoing “brick-by-brick” land strategy, Matador will have acquired approximately 50,000 contiguous, undeveloped net acres in the Woodford formation, primarily located in its Antelope Ridge asset area in Lea County, New Mexico and in West Texas. These additional contiguous net acres, together with the Paloma Acquisition, will bring Matador’s corporate acreage total to approximately 240,000 net acres in the Delaware Basin.

Matador’s confidence in the Woodford play is reinforced by the successful test results announced today from Matador’s first exploratory well in the Woodford formation in Southeast Lea County, New Mexico, the “Rae’s Creek” well. Accordingly, Matador is pleased to announce that the Rae’s Creek well recorded initial production rates exceeding 2,200 BOE per day (72% oil) during its official 24-hour test on June 29, 2026. The Rae’s Creek well is still producing approximately 20% better than the average production of Woodford formation wells in Texas on a 60-day cumulative oil production basis. The Rae’s Creek well test results serve to validate the commercial viability of the Woodford formation in this area of the Delaware Basin.

More details and highlights on the Woodford test follow the Paloma announcement below. A short slide presentation summarizing the Paloma Acquisition, acreage additions, including acreage acquired in the Ridge Runner Acquisition, and well results in the Woodford formation, is also included on the Company’s website at www.matadorresources.com on the Events and Presentations page under the Investor Relations tab.

Paloma Transaction

Joseph Wm. Foran, Matador’s Founder, Chairman and CEO, commented, “Matador is excited to announce this catalyst and the expansion of our Delaware Basin asset base with these assets from Paloma, a successful and respected exploration firm in the Permian Basin and other oil and gas areas. Similar to Matador’s previous transactions with EnCap, and its portfolio companies, we anticipate this acquisition will be integrated efficiently into Matador’s operating plan, contribute to Matador’s cash flow generation and deliver significant efficiency gains, increases in oil and natural gas production, and reserve growth.”

Highlights

•	Adds 16,235 net undeveloped acres in Eddy and Lea Counties, New Mexico, the majority of which is held by production

•	Adds over 156 net locations (normalized to two-mile laterals), primarily in the Bone Spring and Wolfcamp formations, and is expected to add significant value to Matador’s inventory

•	Adds $816 million of PV-10[1] as of May 31, 2026, and total proved oil and natural gas reserves of 55 million BOE

•	Estimated third quarter 2026 production of approximately 10,600 to 11,600 BOE per day (57% oil) attributable to the acquired properties

•	Improved finding and development (“F&D”) costs estimated for 2027/2028 turn-in-line wells from acquired properties driven by below-average well costs and reserve estimates that meet or exceed Matador’s corporate average

Ridge Runner Acquisition and Woodford Results

Mr. Foran further commented, “We are also excited to announce the expansion of our acreage position in the emerging Woodford play of the Delaware Basin and the results of our Rae’s Creek Woodford well. Ridge Runner is another successful and respected EnCap sponsored company Matador has interacted with in the past and appreciates greatly the ongoing relationship.

“I also would like to commend our land, geology, operations, and field teams for their roles in what we believe is one of the first commercially successful horizontal Woodford test wells drilled in New Mexico and look forward to future developments in our Woodford position in upcoming years. We anticipate our drilling and completions teams will work quickly to integrate efficiencies across this development area to reduce well costs between 30 to 40% in the next 12 to 18 months, similar to the incremental improvements we made at both our Stateline and Rodney Robinson assets acquired in 2018.”

1PV-10 (present value discounted at 10%) at May 31, 2026 utilizing $70.00 per barrel of oil and $3.00 per MMBtu of natural gas adjusted for energy content, transportation fees, and marketing differentials. PV-10 is a non-GAAP financial measure, which differs from the GAAP financial measure of “Standardized Measure” because PV-10 does not include the effects of income taxes on future income. The income taxes related to the acquired properties is unknown at this time because the Company’s tax basis in such properties will not be known until the closing of the transaction and is subject to many variables. As such, the Company has not provided the Standardized Measure of the acquired properties or a reconciliation of PV-10 to Standardized Measure.

Highlights

•	Optionality for extended reach laterals, large batch developments and multi-well completion capabilities are expected to lead to 2027 drilling and completion capital efficiencies

•	Adds over 150 net operated Woodford locations (normalized to two-mile laterals), acquired at approximately $1.3 million per net location, which is highly competitive as compared to recent industry transactions

•	Ridge Runner Acquisition combined with Matador’s previous acquisitions and “brick-by-brick” strategy creates a Woodford position of approximately 50,000 net acres, acquired at an average cost of $4,000 per acre

Financing and Balance Sheet Impact

The Paloma and Ridge Runner Acquisitions are expected to be funded through cash on hand and borrowings under Matador’s existing reserve-based lending (“RBL”) credit facility which was fully repaid in May 2026 (providing the Company ample liquidity to complete both the 5,154 acre acquisition in the Federal lease sale and the pending Paloma and Ridge Runner Acquisitions). Matador anticipates it will generate approximately $1 billion in adjusted free cash flow2 for full-year 2026 (based on May 2026 corporate guidance and strip oil and natural gas pricing as of July 2026). Additional production volumes associated with the acquired properties are expected to accelerate the Company’s ability to repay the borrowings to finance the acquisitions and return its corporate leverage ratio closer to 1.0x within 12 to 18 months of closing. Such prepayments will be a top priority for Matador.

Second Quarter 2026 Earnings Conference Call Information

Management will host a live conference call to discuss the Company’s second quarter 2026 company results and these acquisitions on Thursday, August 6, 2026 at 10:00 am Central Time. To access the live conference call by phone, you can use the following link https://register-conf.media-server.com/register/BI194b69303d544ff39708c28901d41150 and you will be provided with dial in details. To avoid delays, it is recommended that participants dial into the conference call 15 minutes ahead of the scheduled start time.

2 Adjusted free cash flow is a non-GAAP financial measure. The most comparable GAAP measure to adjusted free cash flow is net cash provided by operating activities. The Company has not provided such GAAP measure or a reconciliation to such GAAP measure because it would be preliminary and prospective in nature and would not be able to be prepared without estimation of a number of variables that are unknown at this time.

Advisors

Baker Botts L.L.P. served as legal advisor to Matador for the Paloma Acquisition and Ridge Runner Acquisition. Vinson & Elkins LLP served as legal advisor and RBC Richardson Barr served as financial advisor to Paloma, Ridge Runner and EnCap.

About Matador Resources Company

Matador is an independent energy company engaged in the exploration, development, production and acquisition of oil and natural gas resources in the United States, with an emphasis on oil and natural gas shale and other unconventional plays. Founded in 2003 with friends and family investments, and a public company since 2012, Matador’s current operations are focused primarily on the oil and liquids-rich portion of the Wolfcamp and Bone Spring plays in the Delaware Basin in Southeast New Mexico and West Texas. Matador also operates in the Haynesville shale and Cotton Valley plays in Northwest Louisiana. Additionally, Matador conducts midstream operations in support of its exploration, development and production operations and provides natural gas processing, oil transportation services, oil, natural gas and produced water gathering services and produced water disposal services to third parties.

For more information, visit Matador Resources Company at www.matadorresources.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. “Forward-looking statements” are statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as “could,” “believe,” “would,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “should,” “continue,” “plan,” “predict,” “potential,” “project,” “hypothetical,” “forecasted” and similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements include, but are not limited to, statements about the consummation and timing of the Paloma Acquisition and the Ridge Runner Acquisition (collectively, the “Acquisitions”), the anticipated benefits, opportunities and results with respect to the Acquisitions, including the expected value creation, reserves additions, inventory additions, midstream opportunities and other anticipated impacts from the Acquisitions, the expected results and commercial viability of the Company’s Woodford acreage and future development thereof, as well as other aspects of the Acquisitions, guidance, projected or forecasted financial and operating results, future liquidity, the repayment of debt, the payment of dividends, results in certain basins, objectives, project timing, expectations and intentions, regulatory and governmental actions and other statements that are not historical facts. Actual results and future events could differ materially from those anticipated in such statements, and such forward-looking statements may not prove to be accurate. These forward-looking statements involve certain risks and uncertainties, including, but not limited to, the ability of the parties to consummate the Acquisitions in the anticipated timeframe or at all; risks related to the satisfaction or waiver of the conditions to closing the Acquisitions in the anticipated timeframe or at all; risks related to obtaining the requisite regulatory approvals; disruption from the Acquisitions making it more difficult to maintain business and operational relationships; significant transaction costs associated with the Acquisitions; the risk of litigation and/or regulatory actions related to the Acquisitions, as well as the following risks related to financial and operational performance: general economic conditions including the effects of inflation; interest rates; tariffs and trade tensions; the Company’s ability to execute its business plan, including whether its drilling program is successful; changes in oil, natural gas and natural gas liquids prices and the demand for oil, natural gas and natural gas liquids; its ability to replace reserves and efficiently develop current reserves; the operating results of the Company’s midstream oil, natural gas and water gathering and transportation systems, pipelines and facilities, the acquiring of third-party business and the drilling of any additional salt water disposal wells; costs of operations; delays and other difficulties related to producing oil, natural gas and natural gas liquids or the construction, expansion or operation of the Company’s midstream assets; delays and other difficulties related to regulatory and governmental approvals and restrictions; impact on the Company’s operations due to seismic events; its ability to make acquisitions on economically acceptable terms; its ability to integrate acquisitions; disruption from the Company’s acquisitions making it more difficult to maintain business and operational relationships; significant transaction costs associated with the Company’s acquisitions; the risk of litigation and/or regulatory actions related to the Company’s acquisitions; availability of sufficient capital to execute its business plan, including from future cash flows, capital markets, available borrowing capacity under its revolving credit facilities and otherwise; the operating results of and the availability of any potential distributions from our joint ventures; weather conditions, environmental conditions and natural disasters; evolving cybersecurity risks; and the other factors that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. For further discussions of risks and uncertainties, you should refer to Matador’s filings with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of Matador’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Matador undertakes no obligation to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Contact Information

Mac Schmitz

Senior Vice President – Investor Relations

(972) 371-5225

investors@matadorresources.com